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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-3) and related Prospectus of Abraxas Petroleum Corporation for the registration of 3,325,000 shares of its common stock and to the incorporation by reference therein of our report dated March 19, 1996, with respect to the consolidated financial statements and schedules of Abraxas Petroleum Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP

San Antonio, Texas
May 16, 1996